UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 29, 2005, Altria Group, Inc. (the “Company”) issued a press release concerning the presentation of Philip Morris International Inc. (“PMI”) President and Chief Executive Officer André Calantzopoulos to the JP Morgan Global Tobacco Conference in London, England. PMI is the international tobacco subsidiary of the Company.

During the presentation, Mr. Calantzopoulos said that PMI expects volume growth to be approximately 5% for the full year 2005, including the acquisitions of Coltabaco and Sampoerna. Excluding acquisitions, PMI projects volume growth of approximately 1%, reflecting the adverse impact of the excise tax increase scheduled for September in Germany and continuing changes to the tax system in Turkey. In addition, PMI projects double-digit operating companies income growth for the full year 2005, including the benefit of the Sampoerna acquisition, despite challenges in Germany and Turkey and the recent strengthening of the U.S. dollar.

The foregoing is a summary of the press release and is qualified in its entirety to, and should be read in conjunction with, the press release. The full text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Altria Group, Inc. Press Release dated June 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ JOSEPH A. TIESI
Name: Joseph A. Tiesi
Title: Vice President and Controller

DATE: June 29, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Altria Group, Inc. Press Release dated June 29, 2005.